UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 6, 2017

Cardtronics plc

(Exact name of registrant as specified in its charter)

England and Wales	001-37820	98-1304627
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3250 Briarpark Drive, Suite 400, Houston, Texas	77042
(Address of principal executive offices)	Zip Code

(832) 308-4000

(Registrant’s telephone number, including area code)

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Schedule 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, effective January 1, 2018, Edward H. West will succeed Steve A. Rathgaber as the Chief Executive Officer (“CEO”) of Cardtronics plc (the “Company”). In connection with his appointment as CEO, Mr. West and the Company entered into an amended and restated employment agreement, dated as of December 6, 2017 (the “Employment Agreement”) with an Effective Date of January 1, 2018, on the terms previously disclosed by the Company on a Form 8-K filed with the Securities and Exchange Commission on August 21, 2017, which is hereby incorporated by reference herein.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1        Amended and Restated Employment Agreement, by and between Cardtronics plc and Edward H. West, dated as of December 6, 2017 with an Effective Date of January 1, 2018.

EXHBIT INDEX

Exhibit Number	Description of the Exhibit

10.1	Amended and Restated Employment Agreement, by and between Cardtronics plc and Edward H. West, dated as of December 6, 2017 with an Effective Date of January 1, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDTRONICS PLC

By:	/s/ E. Brad Conrad
E. Brad Conrad
Chief Accounting Officer
December 11, 2017